UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                August 25, 2004
                                ---------------
                Date of Report (Date of earliest event reported)


                                    000-28947
                                  -------------
                             Commission File Number


                                 SPACEDEV, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                                                  84-1374613
      --------                                                  ----------

 (State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
                        incorporation  or  organization)

                   13855 Stowe Drive, Poway, California 92064
         --------------------------------------------------------------
                    (Address of principal executive offices)

                                 (858) 375-2030
                              --------------------
                (Issuer's telephone number, including area code)

                                       N/A
                                      -----
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17  CFR  230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR  240.14a-12)

[   ]     Pre-commencement  communications  pursuant  to Rule 14d-2(b) under the
          Exchange  Act  (17  CFR  240.14d-2(b))

[   ]     Pre-commencement communications  pursuant  to Rule 13e-4(c) under the
          Exchange Act  (17  CFR  240.13e-4(c))

ITEM  1.01     MATERIAL  DEFINITIVE  AGREEMENTS

     On August 25, 2004, SpaceDev, Inc., ("SpaceDev") entered into a Securities Purchase Agreement (the "Agreement") with the Laurus Master Fund, Ltd. ("Laurus") whereby SpaceDev issued 250,000 shares of its Series C Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The Preferred Shares are convertible into the $0.0001 par value Common Stock of the Company at a rate of $1.54 per share (the "Conversion Rate") at any time after the date of issuance, and pay quarterly, cumulative dividends at a rate of 6.85% with the first payment due on January 1, 2005. Dividends are payable in cash or shares of Common Stock at the holder's option with the exception that dividends must be paid in shares of Common Stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Common Stock for the 20-days preceding the conversion date exceeds 120% of the Conversion Rate. The Preferred Shares are redeemable by SpaceDev in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the Common Stock for the 22 days immediately preceding the date of conversion does not exceed the Conversion Rate or (b) the Stated Value if the average closing price of the Common Stock for the 22 days immediately preceding the date of conversion exceeds the Stated Value. The Preferred Shares have a liquidation right equal to the Stated Value upon dissolution, liquidation or winding-up of SpaceDev. The Preferred Shares have no voting rights.

     In conjunction with the Preferred Shares, SpaceDev issued a five-year common stock purchase warrant (the "Warrant") to Laurus for the purchase of 487,000 shares of Common Stock at an exercise price of $1.77. SpaceDev has committed to register all of the shares of Common Stock underlying the Preferred Shares and the Warrant, as well as shares payable as dividends on the Preferred Shares for resale.

     Also in conjunction with the preferred stock financing, Laurus has agreed to extend SpaceDev's current revolving credit facility reported on Form 8-K filed June 18, 2003 from $1.0 million to $1.5 million. The first $1,000,000 converted under the revolving credit facility was converted last year and earlier this year at a rate of $0.55 per share. On March 31, 2004, the conversion price for the next $500,000 under the revolving credit facility was set at $0.85 per share. The next $1 million under the revolving credit facility will be convertible by Laurus at a rate of $1.00 per share. Laurus has committed to convert the full $1,500,000 into Common Stock on or prior to December 31, 2004.

ITEM  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     As reported under Item 1.01 of this report, pursuant to Section 4(2) of the Securities Act of 1933, SpaceDev issued 250,000 shares of its Preferred Shares to Laurus which are convertible at any time after issuance into shares of SpaceDev's Common Stock at a conversion rate of $1.54 per share, along with a five-year warrant convertible into 487,000 shares of its Common Stock at an exercise price of $1.77 per share. The Preferred Shares were issued for an aggregate purchase price of $2,500,000. At the same time, SpaceDev's current revolving credit facility was extended to $1.5 million. The $1.5 million revolving credit facility is convertible into shares of SpaceDev's common stock at a rate of $0.85 per share on the first $500,000, $1.00 per share on the next $1 million, and then 103% of the volume weighted average closing price for the ten (10) trading days prior to the last day of the period during which such $1.5 million has been converted.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)     Exhibits.



Certificate  of  Designations  dated  as  of  August  25,  2004,  by and between
SpaceDev,  Inc.  ("SpaceDev")  and  the  Laurus  Master  Fund,  Ltd.  ("Laurus"). . . . . . . .        3.1
Certificate of  Series C Preferred Stock, Dated August 25, 2004, by and among SpaceDev and Laurus      4.1
Form of Warrant, Dated August 25, 2004, by and among SpaceDev and Laurus. . . . . . . . . . . .        4.2
Security Purchase Agreement, Dated August 25, 2004, by and among SpaceDev and Laurus. . . . . .       10.1
Registration Rights Agreement, Dated August 25, 2004, by and among SpaceDev and Laurus. . . . .       10.2
Letter Agreement, Dated August 25, 2004, by and among SpaceDev and  Laurus. . . . . . . . . . .       10.3



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 30, 2004

SPACEDEV, INC.

/s/ Richard B. Slansky
----------------------
Richard B. Slansky,
Chief Financial Officer